EXHIBIT 99.1

RR DONNELLEY	Corporate Headquarters
77 West Wacker Drive
Chicago, Illinois 60601
Telephone (312) 326-8000

Media contact:	Investor contact:
Katherine Divita	Chuck White
312-326-8336	312-326-8827
katherine.divita@rrd.com	chuck.white@rrd.com

RR DONNELLEY REPORTS 2nd QUARTER 2003 RESULTS

CHICAGO, Aug. 6, 2003—RR Donnelley (NYSE: DNY) today announced second quarter 2003 earnings per diluted share of 17 cents, compared to 21 cents in the year ago period. Revenues for the second quarter were $1.1 billion, flat compared to the prior year. Net income was $19 million, compared to $24 million in the second quarter of 2002.

Included in the above results for the second quarter of 2003 are restructuring and impairment charges of $5 million ($3 million after-tax, or 3 cents per diluted share). In the year-earlier period, results included restructuring and impairment charges of $16 million ($10 million after-tax, or 8 cents per diluted share).

“We are still operating in challenging markets,” said William L. Davis, RR Donnelley’s chairman, president and chief executive officer. “But we’re lean operationally and we’re winning market share, both of which bode well for the future.”

Growth in the company’s logistics and international businesses offset the continued year-over-year revenue decline in its print and financial services businesses. In its domestic print business, the company experienced stable volumes and lower prices, as expected, relative to the prior year. However, weaker-than-expected global capital markets and mutual fund activity in the first half of 2003 caused revenue and earnings to fall short of the company’s expectations in its financial services business.

The company reiterated its previously issued full-year earnings guidance of $1.25 to $1.40 per diluted share. This range includes six cents per diluted share for expected restructuring activity, four cents of which have been recognized through June 30, 2003.

However, the company cautioned that earnings will likely be at the lower end of the range, mainly due to weaker-than expected activity in financial services as well as continued softness in direct mail. The company’s guidance continues to incorporate the weak print demand and pricing environment, largely offset by its continued cost reduction and productivity efforts. In addition, the company’s guidance assumes no improvement in global capital markets or mutual fund activity in the second half of 2003, as compared to the prior

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RR Donnelley Reports 2nd Quarter 2003 Results

August 6, 2003

year. Capital spending is expected to be below $250 million, unchanged from prior guidance.

In July, the company announced its 33rd consecutive annual increase in its quarterly dividend. “We remain committed to delivering tangible value to our shareholders through our dividend,” said Gregory A. Stoklosa, RR Donnelley’s executive vice president and chief financial officer.

Recently the company announced Mr. Davis’ retirement plans. The company’s board of directors is conducting a search for his successor, and Mr. Davis will continue to lead the company until that person is named. “I am very optimistic about RR Donnelley’s future,” said Mr. Davis. “Through the hard work of our employees over the past six years, we now have the capabilities and culture necessary to drive long-term success with our customers and shareholders.”

RR Donnelley will hold its quarterly investor conference call at 10 a.m., central time, on Wednesday, Aug., 6, 2003. For a link to the call, log on to www.rrdonnelley.com. Check in approximately 10 minutes in advance of the start time to set up to receive the webcast. The call also will be archived on the site for seven days.

RR Donnelley (www.rrdonnelley.com) prepares, produces and delivers integrated communications across multiple channels for content owners such as publishers, merchandisers, and telecommunications companies as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, the company excels in digital photography, content management, printing, online services, and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Headquartered in Chicago, Ill., RR Donnelley serves a global customer market and has 30,000 employees in more than 200 locations in North America, South America, Europe and the Asia/Pacific Basin.

Certain statements, including discussions of the company’s expectations for 2003 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from the future results expressed or implied by these statements. Refer to Part I, Item I of the company’s annual report on Form 10-K for the year ended December 31, 2002, for a description of such factors.

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RR Donnelley Reports 2nd Quarter 2003 Results

August 6, 2003

CONDENSED CONSOLIDATED INCOME STATEMENT

(in thousands, except per-share data)

	3 mos ended June 30,		% Change		6 mos ended June 30,		% Change
	2003	2002			2003	2002
Net sales	$1,142,462	$1,148,892	(0.6%	)	$2,216,278	$2,242,542	(1.2%	)
Cost of materials and transportation	464,946	467,277	(0.5%	)	920,693	929,382	(0.9%	)

Value added revenue (VAR)	677,516	681,615	(0.6%	)	1,295,585	1,313,160	(1.3%	)
Value added cost of sales	489,125	487,362	0.4%		938,885	951,001	(1.3%	)

Gross profit	188,391	194,253	(3.0%	)	356,700	362,159	(1.5%	)
Selling and administrative expenses	135,594	136,819	(0.9%	)	274,371	267,341	2.6%
Restructuring and impairment charges	5,274	16,025	(67.1%	)	7,883	42,717	(81.5%	)

Earnings from operations	47,523	41,409	14.8%		74,446	52,101	42.9%
Interest expense, net	(12,055)	(17,293)	(30.3%	)	(24,763)	(32,746)	(24.4%	)
Other income (expense):
Other, net	(4,266)	12,948	N/M		(9,207)	6,056	N/M

Earnings before income taxes	31,202	37,064	(15.8%	)	40,476	25,411	59.3%
Provision (benefit) for income taxes	11,810	13,287	(11.1%	)	15,381	(21,025)	N/M

Net income	$19,392	$23,777	(18.4%	)	$25,095	$46,436	(46.0%	)

Earnings Per Share
Basic	$0.17	$0.21	(19.0%	)	$0.22	$0.41	(46.3%	)
Diluted	0.17	0.21	(19.0%	)	0.22	0.40	(45.0%	)
Earnings per share include the following items:
Restructuring and impairment charges	(0.03)	(0.08)	(62.5%	)	(0.04)	(0.23)	(82.6%	)
Reversal of excess COLI tax reserves *	—	—	—		—	0.26	N/M

	3 mos ended June 30,				6 mos ended June 30,
	2003	2002			2003	2002
Share Data
Basic shares outstanding at June 30	113,191	113,144			113,191	113,144
Average basic shares outstanding	113,122	113,064			113,118	112,995
Effect of dilutive securities	1,042	1,939			698	1,892
Average diluted shares outstanding	114,164	115,003			113,816	114,887

Percent to Net Sales
Gross profit	16.5%	16.9%			16.1%	16.1%
Selling & administrative expense	11.9%	11.9%			12.4%	11.9%
Earnings from operations	4.2%	3.6%			3.4%	2.3%
Net income	1.7%	2.1%			1.1%	2.1%

Percent to VAR**
Gross profit	27.8%	28.5%			27.5%	27.6%
Selling & administrative expense	20.0%	20.1%			21.2%	20.4%
Earnings from operations	7.0%	6.1%			5.7%	4.0%
Net income	2.9%	3.5%			1.9%	3.5%

*	Included in tax provision (benefit) in the condensed consolidated income statement.
**	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company's print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company's financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.

RR Donnelley Reports 2nd Quarter 2003 Results

August 6, 2003

Key Informations

(dollars in thousanbds, except per-share data)

	6 mos ended June 30,
	2003	2002
Other Data
Capital expenditures	$100,360	$117,839
Acquisitions[1]	17,000	—
Cash and equivalents	49,720	33,952
Total debt	1,005,135	1,103,205
Return on avg invested capital [2]	8.1%	4.5%
Operating working capital (% of net sales) [3]	2.9%	3.8%

	3 mos ended June 30,
	2003			2002
	Earnings (loss) before Income Taxes	Net Income	Earnings (loss) per Diluted share	Earnings (loss) before Income Taxes	Net Income	Earnings (loss) per Diluted share
Restructuring, Impairment & Other Items Affecting Comparability
Consolidated results as reported	$31,202	$19,392	$0.17	$37,064	$23,777	$0.21

The consolidated results include the following significant items that affect comparability:
Restructuring and impairment charge	$(5,274)	$(3,164)	$(0.03)	$(16,025)	$(9,669)	$(0.08)
Other items:
Provision for doubtful accounts	(4,290)	(2,574)	(0.02)	(3,811)	(2,287)	(0.02)
By-product revenues	10,848	6,509	0.06	10,344	6,206	0.05
Provision for litigation	—	—	—	(9,100)	(5,460)	(0.05)
Gain on sale of assets	519	354	—	—	—	—
Gain on sale of investment*	—	—	—	6,350	6,350	0.06
Affordable housing investment writedown*	(5,750)	(3,450)	(0.03)	(3,300)	(1,980)	(0.02)
Pension and post-retirement income	1,260	756	0.01	5,718	3,431	0.03

Total significant items:	$(2,687)	$(1,569)	(0.01)	$(9,824)	$(3,409)	(0.03)

	6 mos ended June 30,
	2003			2002
	Earnings (loss) before Income Taxes	Net Income	Earnings (loss) per Diluted share	Earnings (loss) before Income Taxes	Net Income	Earnings (loss) per Diluted share
Consolidated results as reported	$40,476	$25,095	$0.22	$25,411	$46,436	$0.40

The consolidated results include the following significant items that affect comparability:
Restructuring and impairment charge	$(7,883)	$(4,730)	$(0.04)	$(42,717)	$(26,485)	(0.23)
Other items:
Provision for doubtful accounts	(14,218)	(8,531)	(0.07)	(6,770)	(4,062)	(0.03)
By-product revenues	21,810	13,086	0.11	19,058	11,435	0.10
Provision for litigation	—	—	—	(9,100)	(5,460)	(0.05)
Gain on sale of assets	2,464	1,522	0.01	—	—	—
Gain on sale of investment*	—	—	—	6,350	6,350	0.06
Insurance recovery related to 9/11	2,047	1,228	0.01	—	—	—
Affordable housing investment writedown*	(9,750)	(5,850)	(0.05)	(6,000)	(3,600)	(0.03)
Pension and post-retirement income	2,520	1,512	0.01	11,436	6,862	0.06
Reversal of excess COLI tax reserves**	—	—	—	—	30,000	0.26
COLI-related expenses upon policy surrender*	—	—	—	(4,883)	(2,930)	(0.03)

Total significant items:	$(3,010)	$(1,763)	$(0.02)	$(32,626)	$12,110	$0.11

*	Included in other income (expense) in the condensed consolidated income statement.
**	Included in tax provision in the condensed consolidated income statement.
[1]	On March 5, 2003, the Company acquired certain net assets of Momentum Logistics, Inc. for approximately $17 million in cash.
[2]	Computed on 12-month rolling net income, divided by a 13-month average of debt and equity.
[3]	Computed on a 13-month average of net receivables, net inventories, and prepaid expenses minus accounts payable and other accrued liabilities divided by 12-month rolling net sales.

RR Donnelley Reports 2nd Quarter 2003 Results

August 6, 2003

KEY INFORMATION

(in thousands)

Industry Segment Data

	Donnelley Print Solutions	Logistics Services	Financial Services	Other[4]	Corporate[5,6]	Consolidated Total
Three months ended June 2003
Sales	$684,547	$214,764	$125,204	$117,947	$—	$1,142,462
Restructuring and impairment charges	1,792	(45)	1,680	1,847	—	5,274
Earnings (loss) from operations	49,435	(62)	9,395	(9,835)	(1,410)	47,523
Earnings (loss) before income taxes	50,104	(161)	8,864	(11,949)	(15,656)	31,202
Three months ended June 2002
Sales	$716,404	$176,590	$144,592	$111,306	$—	$1,148,892
Restructuring and impairment charges	14,032	98	712	912	271	16,025
Earnings (loss) from operations	47,268	2,013	12,427	(9,780)	(10,519)	41,409
Earnings (loss) before income taxes	51,693	2,033	12,686	(11,325)	(18,023)	37,064
Six months ended June 2003
Sales	$1,351,520	$424,572	$215,459	$224,727	$—	$2,216,278
Restructuring and impairment charges	1,960	(45)	2,253	2,563	1,152	7,883
Earnings (loss) from operations	95,116	3,481	3,034	(18,880)	(8,305)	74,446
Earnings (loss) before income taxes	95,811	3,356	2,342	(22,807)	(38,226)	40,476
Six months ended June 2002
Sales	$1,430,738	$348,669	$247,467	$215,668	$—	$2,242,542
Restructuring and impairment charges	37,155	122	732	3,299	1,409	42,717
Earnings (loss) from operations	71,246	5,055	166	(24,273)	(93)	52,101
Earnings (loss) before income taxes	78,802	5,014	612	(30,722)	(28,295)	25,411

Consolidated Summary of Expense Trends—Second Quarter

	2003	% of Sales	2002	% of Sales	% Change
Cost of materials (excluding cost of transp.)	$309,894	27.1%	$331,529	28.9%	(6.5%	)
Cost of transportation	155,052	13.6%	135,748	11.8%	14.2%
Cost of manufacturing[7]	422,046	36.9%	416,285	36.2%	1.4%
Depreciation	69,060	6.0%	73,691	6.4%	(6.3%	)
Amortization[8]	13,250	1.2%	10,740	0.9%	23.4%
Selling and administrative expense[7]	133,613	11.7%	134,024	11.7%	(0.3%	)
Restructuring and impairment charges	5,274	0.5%	16,025	1.4%	(67.1%	)
Net interest expense	12,055	1.1%	17,293	1.5%	(30.3%	)

Consolidated Summary of Expense Trends—Year-to-Date

	2003	% of Sales	2002	% of Sales	% Change
Cost of materials (excluding cost of transp.)	$606,878	27.4%	$665,434	29.7%	(8.8%	)
Cost of transportation	313,815	14.2%	263,948	11.8%	18.9%
Cost of manufacturing[7]	805,598	36.3%	810,269	36.1%	(0.6%	)
Depreciation	137,296	6.2%	145,811	6.5%	(5.8%	)
Amortization[8]	22,288	1.0%	20,487	0.9%	8.8%
Selling and administrative expense[7]	270,362	12.2%	261,901	11.7%	3.2%
Restructuring and impairment charges	7,883	0.4%	42,717	1.9%	(81.5%	)
Net interest expense	24,763	1.1%	32,746	1.5%	(24.4%	)

[4]	Represents other operating segments of the company including RRD Direct, International and Other.
[5]	Corporate earnings (loss) from operations consist principally of the following unallocated items: net earnings of benefit plans (excluding service costs); last-in first-out (LIFO) inventory provisions; and general corporate, management and information technology costs.
[6]	Corporate earnings (loss) before income taxes consist principally of earnings (loss) from operations, adjusted for interest expense not assessed to the operating segments, affordable housing investment writedowns and other income (expense).
[7]	Excludes depreciation and amortization, which are shown separately.
[8]	Included primarily in net sales and other income (expense).

RR Donnelley Reports 2nd Quarter 2003 Results

August 6, 2003

KEY INFORMATION

(in thousands)

	2003	% of Total	2002	% of Total	% Change
Net Sales Detail—Second Quarter
Magazines, Catalogs and Retail	$341,432	29.9%	$353,185	30.7%	(3.3%	)
Book Publishing Services	169,673	14.9%	177,796	15.5%	(4.6%	)
Telecommunications	146,319	12.8%	157,357	13.7%	(7.0%	)
Premedia	27,123	2.4%	28,066	2.4%	(3.4%	)

Donnelley Print Solutions	684,547	59.9%	716,404	62.4%	(4.4%	)
Logistics Services	214,764	18.8%	176,590	15.4%	21.6%
Financial Services	125,204	11.0%	144,592	12.6%	(13.4%	)
RRD Direct	26,332	2.3%	36,946	3.2%	(28.7%	)
Other[9]	91,615	8.0%	74,360	6.5%	23.2%

Other	117,947	10.3%	111,306	9.7%	6.0%
Total Net Sales	$1,142,462	100.0%	$1,148,892	100.0%	(0.6%	)
Cost of materials and transportation	464,946		467,277

Value added revenue (VAR)*	$677,516		$681,615

	2003	% of Total	2002	% of Total	% Change
VAR Detail—Second Quarter
Magazines, Catalogs and Retail	$217,294	32.1%	$222,604	32.7%	(2.4%	)
Book Publishing Services	123,213	18.2%	128,986	18.9%	(4.5%	)
Telecommunications	80,696	11.9%	78,973	11.6%	2.2%
Premedia	27,122	4.0%	28,066	4.1%	(3.4%	)

Donnelley Print Solutions	448,325	66.2%	458,629	67.3%	(2.2%	)
Logistics Services	60,586	8.9%	42,085	6.2%	44.0%
Financial Services	105,187	15.5%	123,086	18.1%	(14.5%	)
RRD Direct	16,442	2.4%	21,911	3.2%	(25.0%	)
Other[9]	46,976	6.9%	35,904	5.3%	30.8%

Other	63,418	9.4%	57,815	8.5%	9.7%
Total VAR*	$677,516	100.0%	$681,615	100.0%	(0.6%	)

[9]	Includes International (Latin America, Europe and Asia) and Other.
*	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company's print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company's financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.